As filed with the Securities and Exchange Commission on    August 24, 1995
Registration No. 33-89802
--------------------------------------------------------------------------


                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                         AMENDMENT NO. 1     TO FORM S-3
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933

           ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
         (Exact name of registrant as specified in its charter)

          Delaware                                     71-0675758
(State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)

                  _________________________________

901 West Robinson                               Joe G. Brooks
Springdale, Arkansas  72764                   901 West Robinson
(501) 750-1299                             Springdale, Arkansas  72764
(Address of registrant's                        (501) 750-1299
principal executive offices)             (Name, address and telephone
                                          number of agent for service)

                  _________________________________

                    Copies of communications to:

                       Richard N. Massey, Esq.
             Rose Law Firm, a Professional Association
                       120 East Fourth Street
                    Little Rock, Arkansas  72201
                          (501) 375-9131

                  __________________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __


                          CALCULATION OF REGISTRATION FEE

Title of Securities   Amount to be   Proposed Maximum    Proposed Maximum
to be Registered      Registered     Offering Price      Aggregate
                                     Per Share(1)        Offering Price(1)

Class A Common       3,309,930(2)       $1.11             $3,674,022.30
Stock, ($.01 Par
Value)


Amount of
Registration Fee

$1,266.90(2)



   (1) Calculated pursuant to Rule 457(c) and solely for the purpose of determining the registration fee, based on the average high and low sales price per share, as reported by NASDAQ SmallCap Market System for August 21, 1995.

   (2) Includes 1,261,850 shares of Class A Common Stock held directly by Selling Shareholders and 1,948,080 additional shares of Class A Common Stock issuable to Selling Shareholders upon the exercise of Class C, D, E, F, and G Warrants. $106.72 of Registration Fee was paid with previous filing.



                  ______________________________________________



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
PROSPECTUS

August 23, 1995


                               3,309,930 SHARES


           ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.


                         CLASS A COMMON STOCK
                      ($.01 Par Value Per Share)

                ______________________________________



   This Prospectus relates to 3,309,930 shares (the "Shares") of Class A Common Stock, par value $.01 per share ("Common Stock") of Advanced Environmental Recycling Technologies, Inc. (the "Company" or "AERT") which may be offered from time to time on a continuous basis for the accounts of the Selling Shareholders. Of the total Shares being offered, 1,361,850 are Shares held by Selling Shareholders directly, 650,000 are Shares underlying the Company's Class C Warrants, 206,751 are Shares underlying the Company's Class D Warrants, 128,609 are Shares underlying the Company's Class E Warrants, 481,360 are Shares underlying the Company's Class F Warrants and 481,360 are Shares underlying the Company's Class G Warrants (the C, D, E, F, and G Warrants are collectively hereinafter referred to as the "Warrants"). See "Selling Shareholders." The Company will not directly receive any of the proceeds from the sale of the Shares being sold by the Selling Shareholders. However, to the extent that Shares underlying Warrants are exercised prior to sale by Selling Shareholders, the Company would receive the proceeds from such exercise. See "Use of Proceeds."

The Company's Class A Common Stock is traded in the over-the-counter
market under the NASDAQ symbol "AERTA".     On August 21, 1995    , the
last reported sale price of the Common Stock, as reported by the NASDAQ
   SmallCap     Market System was    $1.06     per share.

This Prospectus is to be used in connection with the sale from time to
time   , as market conditions warrant,     by the Selling Shareholders of
the Shares.  Because the Shares will be sold on the NASDAQ    SmallCap
Market System or in privately negotiated transactions, the price at which any Shares of Common Stock may be sold are unknown and may vary from transaction to transaction. See "Plan of Distribution."

The expenses of the registration under the Securities Act of 1933 of the Shares being offered hereby are estimated to be approximately
   $32,000    .

      THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK
                          SEE "RISK FACTORS"

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is    August 23, 1995    .


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC") relating to its business, financial statements, and other matters. The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the SEC covering the Shares of Common Stock to be sold pursuant to this Prospectus. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information, exhibits, and undertakings contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information. Statements contained in this Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or such other document. Each such statement is qualified in its entirety by such reference.

The Registration Statement and the exhibits thereto, as well as the reports, proxy statements, and other information filed with the SEC by the Company under the Exchange Act, may be inspected and copied at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located in Chicago (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago,
Illinois 60661) and in New York    (Seven World Trade Center, Suite
1300,     New York, New York    10048)    . Copies of such material may
also be obtained at prescribed rates by addressing written requests for such copies to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Prospectus incorporates certain documents by reference which are not presented herein or delivered herewith. These documents (without exhibits unless such exhibits are specifically incorporated by reference) are available without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to Joe G. Brooks, President, Advanced Environmental Recycling Technologies, Inc., 901 W. Robinson, Springdale, Arkansas 72764 (501) 750-1299.

The    following documents previously filed by the Company with the SEC
are incorporated herein by reference    :

                                   2
1.The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

   2.The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

   3.The "Description of Securities" on pages 37 through 40 in Amendment No. 1 to Registration Statement on Form S-1 filed August 24, 1989 (No. 33-29595) incorporated by reference in the Company's Registration Statement on Form 8-A filed October 23, 1989 (No. 1-10367).

The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of the Shares shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company in connection with the offering made by this Prospectus. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus in any jurisdiction in which it is unlawful to make such an offer or solicitation of an offer. Neither the delivery of this Prospectus nor any distribution of the securities offered pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company or any of its respective subsidiaries since the date of this Prospectus.

                              PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Capitalized terms not defined in the summary are defined elsewhere herein.

                                 THE COMPANY

   AERT is comprised of two separate, yet interrelated manufacturing facilities. The Company's composite manufacturing unit, located in Junction, Texas, manufactures and markets moisture resistant composite building materials made from waste plastics and by-product wood fibers. The Company's Plastics Reclamation Unit, located in Rogers, Arkansas processes waste plastics and forms various materials that are used by the composite manufacturing unit. The Company markets its moisture resistant composite building materials under the trade names MOISTURESHIELD TM, LIFECYCLE TM and CHOICE DEK TM as an alternative to wood, aluminum and other conventional construction materials. Additionally, excess capacity at the Rogers Facility is also used for sale of recycled plastics to manufacturers of plastic grocery bags, trash bags and other products.
The Company, which was founded in December 1988, has completed research and development which has resulted in the receipt of eleven U.S. patents. (See "Risk Factors - Legal Proceedings" for a description of pending litigation relating to the invalidation of certain of the Company's patents.)

                                 THE OFFERING

   Shares Offered               Up to 3,309,930 shares of Class A Common
                             Stock.

Use of Proceeds              The Company will not directly receive any
                             proceeds from the Shares being offered by the Selling Shareholders, nor will any such proceeds be available for use by it or for its benefit. However, to the extent that Shares underlying Warrants are exercised prior to sale by Selling
                             Shareholders, the Company will receive the proceeds from such exercise. See "Risk
                             Factors - Options and Warrants; Dilution" and
                             "Selling Shareholders" for a description of the Warrants, including the exercise price thereof. Any such proceeds received by the Company upon exercise of a Warrant will be used for general corporate and working capital purposes.

NASDAQ Symbol                AERTA.


                                 RISK FACTORS

   An investment in the Shares involves a high degree of risk. Each prospective purchaser of the Shares should review the "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the Shares.

                                     4

                                 RISK FACTORS

   An investment in the Company's securities involves a high degree of risk. Prior to making an investment, prospective investors should carefully consider the following factors, among others, and seek professional advice in analyzing this offering:

   Financial Position of the Company, Working Capital Deficit; Report of Independent Auditors

The Company has just exited the development stage and through June 30, 1993 had only generated aggregate sales revenues of $8,972,806 since inception in December 1988. At June 30, 1995, the Company had a working capital deficit of $1,425,141 and had incurred cumulative losses from
inception on December 2, 1988 through June 30, 1995 of $14,136,383.   The
Company has not yet generated significant revenues, nor is there any assurance that the Company will achieve future revenue levels to support existing operations, generate positive cash flow from operations or
recover its investment in its property, plant and equipment.   The Company
expects to continue to incur losses through the third quarter of 1995 and there can be no assurance that such losses will not continue thereafter. The success of the Company's operations are largely dependent upon its ability to maintain and improve operating efficiencies and overall production capacity, generate substantial sales revenues and generate adequate cash-flows from operations, as to which there can be no assurance. The Company has recently increased its manufacturing efforts through expanded production hours and is currently experiencing a backlog in purchase orders already received from certain composites customers, primarily involving the Company's decking products through Weyerhaeuser. However, the Company's operations are subject to numerous risks associated with the continued establishment of its business, including lack of adequate financing sources, competition from numerous large, well-established and well-capitalized competitors who manufacture products for the same applications. In addition, the Company has in the past and may again in the future encounter unanticipated problems, including manufacturing, distribution and marketing difficulties, some of which may be beyond the Company's financial and technical abilities to resolve. The failure to adequately address such difficulties could have a material adverse effect on the Company's prospects.

   The independent accountant's report on the Company's financial statements for the year ended December 31, 1994 contains an explanatory paragraph regarding the Company's ability to continue as a going concern. See Report of Independent Accountant's contained in, and Note 2 to, the Financial Statements for the year ended December 31, 1994 and Note 3 to the Company's Interim Financial Statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995, respectively, which are incorporated by reference herein.

Need for Additional Financing

   Substantially all of the Company's working capital needs for the preceding twenty-four months have been met from proceeds of approximately $2.0 million in additional debt financing obtained during 1994, and of $3,027,341 obtained from private placements during 1993 and 1994. All of the proceeds from such financings have been expended by the Company. The Company has been dependent, to-date, on financing from a major


                                  5
shareholder, and there is no assurance that such support can continue.
See Note 7 to the Financial Statements for the year ended December 31, 1994 and Note 6 to the Company's Interim Financial Statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995, respectively, which are incorporated by reference herein. The Company maintains an accounts receivable factoring agreement for up to $650,000 through an affiliated company of a related party. The terms of this agreement call for the factor to advance 99.12% of the total of invoices presented by the Company and for the Company to indemnify the factor against loss of the amounts advanced. At June 30, 1995, approximately $243,000 was available to factor additional receivables.
The Company also secured a line of credit from a major stockholder during 1994 which provided approximately $981,000 of additional cash for general corporate purposes through January 1995. In February 1995, this obligation was restructured, converting the amount previously advanced as of that date ($1,566,903) into a long-term note payable and providing an additional $433,097 revolving line of credit to be available as needed.
As of June 30, 1995, the total amount had been drawn against the line.

   The Company currently does not have additional commitments for financing beyond the sources described immediately above and revenues have
not historically been sufficient to support operational needs.   Although
the Company believes that if it can maintain its current production rates and efficiencies it will be able to achieve a level of operations sufficient to support its operations for the next 12 months, there can be no assurance that such production rates or efficiencies will be maintained or that the Company will not encounter unanticipated difficulties in its manufacturing processes which adversely affects such rates or efficiencies. Further, continued improvements in production efficiency and capacity will be required for the Company to increase sales levels to those necessary to attain profitable results of operations and provide funds to repay the Company's outstanding obligations.

   Proceeds from the Company's financing sources have been largely expended. Accordingly, if the Company cannot generate sufficient cash flow from existing operations, it could be dependent in the near future on additional debt or equity financing, as to which there can be no assurance. Should the Company be unable to secure additional financing, the Company's operations would be materially adversely affected, and in particular the Company's operations might be delayed or discontinued until such time, if ever, as funds are generated in order to resume operations. There can be no assurance that current or prospective purchasers of the Company's products would accept any such delay or that they would not locate alternative supply sources.

   While it is not anticipated that significant additional capital expenditures will be required to support existing plant capacity, management is currently evaluating plans to better position the Company to address potential increasing sales opportunities on a timely basis. This could require significant additional composite production capacity beyond that of the existing composite manufacturing facility in Junction, Texas and could require additional funds for capital expenditures. Accordingly, the long-term success of its operations hereafter may depend upon cash flow from operations and the Company's success in raising additional funds, if necessary, through equity or debt financing. There is no assurance that required additional financing can be obtained, or obtained on terms satisfactory to the Company.


                                    6
Legal Proceedings

   On June 9, 1992, Mobil Oil Corporation ("Mobil") commenced an action against the Company in the United States District Court for the District of Delaware entitled Mobil Oil Corporation v. Advanced Environmental Recycling Technologies, Inc. In its complaint, Mobil sought entry of declaratory judgment that: (a) AERT is without right or authority to threaten suit against Mobil or its customers for alleged infringement of AERT patents; (b) the AERT patents are invalid and unenforceable, and (c) Mobil has not infringed the AERT patents through any products or method. Mobil sought no monetary damages in this suit, but does seek reimbursement of its attorneys' fees.

   On December 8, 1992, the Company answered Mobil's Complaint. In its Answer, the Company denied Mobil's claims and asserted counterclaims against Mobil and three Mobil executives for: (1) an illegal combination or contract in restraint of trade in violation of federal antitrust laws;
(2) a pattern of intentional misconduct constituting an attempt to monopolize in violation of federal antitrust laws; (3) breach of a confidential relationship between Mobil and the Company; and (4) unfair competition. The Company sought monetary damages, punitive damages and injunctive relief. Mobil filed an answer to AERT's counterclaims, denying any liability. The Delaware Court then bifurcated the trial into patent and non-patent issues and ordered the patent issues tried first.

   In February 1994, after a trial on the patent issues a Delaware jury returned a verdict that four AERT patents on its composite product technology were invalid. The jury also determined that Mobil had not infringed two of the four patents which AERT had asserted against Mobil. The jury verdict answered a number of interrogatories on the factual issues, and rendered advisory findings for the Court on Mobil's allegation that AERT had obtained its patents by inequitable conduct. Thereafter, the Judge adopted the jury's advisory findings on inequitable conduct and held that each of the four AERT patents were unenforceable for failure to disclose certain alleged prior art to the patent office during patent prosecution.

   Because of the nature of certain of the jury verdict interrogatory responses, AERT counsel have concluded that the verdict was adversely affected by improper conduct by Mobil counsel during trial, and false statements of law and fact made during closing argument, that caused the jury to misapply the law on inequitable conduct and to render clearly erroneous findings. Consequently, AERT moved for a new trial. The motion has been denied. The Company has presented additional post-trial motions which are still pending. On March 14, 1995, the Company filed a sealed motion with the Court based upon newly discovered evidence which alleges prejudicial misconduct by Mobil prior to the trial. The motion also brings to the Court's attention, evidence which the Company believes was intentionally withheld from it in direct defiance of the Delaware Court's January 4, 1994 Motion to Compel, prior to the trial. It also brings to the Court's attention, an official government safety approval document which was altered prior to submission to AERT during pre-trial discovery, which also relates to a portion of the alleged withheld discovery documentation. The motion seeks further discovery into Mobil's misconduct, and a new trial. Although the March 14, 1995, Motion is still pending before the Delaware Court, the Company filed an appeal with the U.S. Court of Appeals on July 10, 1995 on the initial trial arguments. Should the Delaware Court deny the Company's pending Prejudicial

Misconduct Motion, the Company intends to follow-up with an additional appeal on these issues. Should the Court not rule in favor of the Company on such motions, all appellate processes available will be pursued. There can be no assurance that the Company will receive a more favorable outcome upon appeal.

   In August 1994, Mobil filed a motion seeking an award of attorneys' fees and costs in the amount of $2.7 million. On November 1, 1994, the Court ruled that the motion was premature and will not be considered at the present time. In January 1995, Mobil renewed its motion for attorneys' fees. In April 1995, the Court requested AERT to respond to Mobil's motion. The motion is currently pending. The Company will vigorously defend against Mobil's claim for attorneys' fees and costs, however, there can be no assurances as to the outcome of this litigation.


   The Company's counterclaims against Mobil and other defendants are to be heard in a separate trial which has not yet been scheduled. If the Court were to award Mobil its attorneys' fees in the near term, the Company does not have adequate resources to pay them.

Reductions in Construction Activity

   AERT engineered composites have been previously marketed primarily to companies that manufacture products for use by the construction industry in new home construction and home improvement work. The construction industry is subject to significant fluctuations in activity as was experienced during the first half of 1995 and to periodic downturns caused by general economic conditions. Single housing construction starts were down 22% over the preceding year during the first quarter of 1995, which resulted in reduced sales of door and window components to the Company. Reductions in construction activity can have an adverse effect on the demand for AERT composites in the door and window market.

   The Company believes significant demand now exists for its products and by broadening its composites sale base it can reduce the effects that reductions in construction activity would have on the Company. However, the Company's ability to successfully increase its customer base and sales is largely dependent upon the Company's ability to improve operating efficiencies and increase overall capacity and generate adequate cash-flows from operations, as to which there can be no assurance.

Limited Manufacturing Capabilities

   Although the Company has exited the development stage and has substantially completed development of its commercial manufacturing processes at its Junction, Texas facility, the long-term success of the Company's operations will depend upon the manufacture of AERT composite products on a substantially greater commercial scale than the Company has engaged in to-date. There can be no assurance the Company will prove able to expand its operations to the extent required or achieve improved operational efficiencies, and in particular, increased throughputs in order to realize profitable operations, even assuming the availability of adequate financing and customer demand for its products. Assuming it does achieve the desired operating efficiencies at it facilities, the Company currently only has one composites manufacturing facility. The Company's primary customers and markets are large and increased sales growth would require significant capital expenditures. There can be no assurance that financing could be obtained to build additional manufacturing facilities or that, if obtained, they could become operational in a timely manner.

Dependence on Key Customers

   The Company limited its initial marketing to prospective customers that are major industrial companies with large market shares nationwide in the plastics and door and window construction industries. A few large door and window construction companies have purchased substantially all of the Company's Moistureshield TM product since inception. Additional customers for the Company's Moistureshield TM and Lifecycle TM products are now coming on-line or are in the early stages of their commercial use of such products and there can be no assurance of their continuing or increased purchase commitments to the Company. A division of Weyerhaeuser, one of the world's largest forest products companies is engaged with the Company and is the marketing and distribution channel of Choice Dek TM, the residential decking material produced from the Company's composite manufacturing facility. These customers may be key to the Company's success. Although the Company's composites customers have indicated to the Company that it is their intention to purchase products from the Company on a regular basis and in substantial volumes, assuming current product quality and pricing levels can be achieved commercially and that volume requirements can be met, none of such key customers is contractually obligated to purchase a substantial amount of additional products from the Company. These companies and other prospective customers with which the Company has dealt have high quality standards, and require elaborate and extensive testing for new products, component parts, and/or services. The Company could be materially adversely affected if it were to lose one or more of its existing customers.

Patents and Protection of Technology

   The Company's composite materials manufacturing process and its waste plastics reclamation technologies involve many proprietary trade secrets, as well as certain methods, processes and equipment designs for which the Company has sought and received patent protection. Although the Company has taken measures to safeguard its trade secrets by limiting access to its manufacturing facility and requiring confidentiality and nondisclosure agreements of employees and third parties, there can be no assurance that its trade secrets will not be disclosed or that others will not independently develop comparable or superior technology. The Company has filed seventeen patent applications and has received issuance from the United States Patent and Trademark Office for eleven patents, five of which relate to the Company's composite materials manufacturing operations and six of which relate to its waste plastics reclamation technologies. However, four composite patents were recently challenged by Mobil Oil
Corporation and found invalid.  (See "- Legal Proceedings").    The costs
of litigation to preserve proprietary rights are high and have strained the financial resources of the Company as well as have impeded sales growth. Further, to the extent that employees, consultants or other third parties working with the Company develop new technology, disputes may arise as to the proprietary rights to such technology which may not be resolved in favor of the Company.

Government Regulation

   The Company at present is able to incorporate a substantial majority of the waste plastic feedstocks it receives into its composite materials manufacturing and plastic reclamation processes without significant waste disposal problems of its own. However, its current supply sources are relatively homogeneous and consistent, and there can be no assurance that in the future continuing regulations will not adversely affect the Company's operations or require the introduction of costly additional manufacturing or waste disposal processes.

   Certain customers have expressed interest in the Company's products because use of the Company's products could reduce the sawdust or other solid waste generated by such customers' operations. The Company believes that the demand for its products and technology could be decreased if there is a lessening of public concern or government pressure on private industries and municipal solid waste disposal authorities to deal with solid waste disposal problems. Further, the Company believes that a lessening of environmental concerns could reduce the rate at which plastics are recycled, which ultimately could have the effect of increasing the Company's cost of raw materials for its manufacturing operations.

   Although state and federal legislation currently provide for certain procurement preferences for recycled materials, such preferences for materials containing waste plastics are dependent upon the eventual promulgation of product or performance standard guidelines by state or federal regulatory agencies. Such guidelines for recycled plastic building materials may not be released or, if released, the product performance standards required by such guidelines may be incompatible with the Company's manufacturing capabilities.

Competition

   In seeking to market AERT composites as alternative building materials to high grade western pine and other woods, aluminum, high-performance plastics and other construction materials, the Company competes with major forestry product companies and aluminum fabricating companies. The conventional material manufacturers with which the Company must compete have, in many cases, long-established ties to the building and construction industry and have proven, well-accepted products. Although the Company has recently entered into a national marketing and distribution agreement with Weyerhaeuser, there are many additional large competitors in this market.

   Many large competitors also have research and development budgets, marketing staffs and financial and other resources which far surpass the resources of the Company. There can be no assurance that such competitors will not attempt to develop and introduce similar recycled composite materials. The Company must also compete in the building materials market with certain other plastics recyclers currently manufacturing recycled materials intended for similar building material applications, including decking and fencing. None of such recyclers to the Company's knowledge have achieved significant commercial acceptance to date, however, Mobil has recently entered the market with a new composite products division and a product called Timbrex, which was recently renamed Trex. Mobil has many resources, has initiated a large national marketing and advertising program, and is a significant competitor in recycled plastic products. Mobil has also challenged and invalidated four AERT composite patents, and is continuing to assert a claim for substantial attorneys' fees against the Company. (See "- Legal Proceedings").

   The Company competes for certain raw materials with other plastics recyclers, or plastic resin producers, most of which are far larger and better established than the Company. However, management believes the plastics reclamation technologies which the Company has developed for its composite manufacturing business are able to source raw materials from industrial waste, plastic film waste and other plastic waste generators whose potential as a recycling source is not being significantly utilized by conventional plastics recyclers who primarily rely on post-consumer, source-separated plastic container recycling processes such as HDPE milk containers. The Company expects new entrants into the plastics reclamation business which could effect the Company's source of raw materials supply and who may have substantially greater financial and other resources than the Company. Such entrants may include beverage bottlers, distributors, retailers as well as forestry product, petrochemical and other companies. For example, Mobil competes with the Company for raw materials in connection with the production of its Trex product as described above.

Reliance Upon Management and Qualified Technical Assistance

   The Company is substantially dependent upon the personal efforts and abilities of Jim Brooks, its Chief Executive Officer, Joe G. Brooks, its President, Robert D. Gorsche, its Chief Operating Officer, and J. Douglas Brooks, its Vice President of Recycled Plastics, and a limited number of corporate and technical staff who devote all of their business time to the affairs of the Company. The Company has also obtained a $1,000,000 "key man" life insurance policy on the life of Joe G. Brooks. The loss of the services of one or more of these persons could have a material adverse effect upon the Company's activities. The Company is also dependent upon the continuing availability of capable independent engineering services and other technical assistance. There is no assurance that it will be able to locate, maintain, and/or obtain such necessary technical assistance from time to time.

Unsuccessful Prior Business Venture

   The Company was initially capitalized with a contribution of production equipment, plant facilities and technology, most of which was used by certain members of management in an unsuccessful prior business. That prior business (the "Firelog Company") was organized in June 1985 to manufacture artificial firelogs using technology somewhat similar to that used in the Company's MOISTURESHIELD TM manufacturing process. Joe G. Brooks, the President and a director of the Company, and Marjorie S. Brooks, a director and the largest stockholder of the Company, were officers and/or directors of the Firelog Company. By late 1986, the Firelog Company had incurred substantial losses from operations, had no further working capital resources, and the Firelog Company discontinued its business.





                                  11
Voting Control by Management

   At July 31, 1995, the Company's directors and officers in the aggregate beneficially owned 1,211,488 shares of Class B Common Stock and 9,823,240 shares of Class A Common Stock, which constituted approximately 43.8% and 82.7% of the Class A Common Stock and Class B Common Stock, respectively, and approximately 43% of the combined general voting power of the Company(which amount would increase to approximately 53% assuming conversion of all presently exercisable Options and Warrants). Accordingly, such persons will be able to elect all of the Company's directors and otherwise control the Company. Holders of Class B Common Stock and Class A Common Stock will generally vote together as a single class upon matters submitted to a vote of stockholders, though the holders of Class B Common Stock will be entitled to five votes per share of Class B Common Stock while holders of Class A Common Stock will be entitled to only one vote per share. Although no voting agreement exists among the holders of Class B Common Stock, because of the family and prior business relations among such stockholders it may be anticipated that Class B stockholders will often vote the same way on matters requiring stockholder approval or authorization. The Class B stockholders have entered into a Right of First Refusal Agreement among themselves granting such stockholders a right to purchase Class B Common Stock on a pro rata basis from any Class B stockholder desiring to sell such shares.

Outstanding Warrants and Options; Dilution

   On November 9, 1989, the Company completed a public offering of 1,250,000 units, at a price to the public of $4.00 per unit. In December 1989, the Company sold an additional 100,000 units to the underwriter in the public offering at the same price. Each unit consisted of three shares of Class A Common Stock and three redeemable Class A Warrants, which were separable and transferable immediately upon issuance. Each Class A Warrant entitled the holder to purchase a unit consisting of one share of Class A Common Stock and one Class B Warrant at an exercise price of $2.00. Each Class B Warrant entitled the holder to purchase one share of Class A Common Stock at an exercise price of $3.00. The Class A and Class B warrants were redeemable at $.05 per warrant at the option of the Company if certain public stock trading prices were achieved and were scheduled to expire in November 1995.

   In March 1992, the Company issued notice of redemption of the aforementioned Class A Warrants, of which approximately 4.3 million were outstanding on the redemption date of April 27, 1992. Prior to the redemption date, holders of 4,212,740 Class A Warrants exercised their warrants at $2.00 per warrant which totalled $8,425,480 in warrant exercise proceeds. Accordingly, the Company issued 4,212,740 shares of Class A Common Stock and 4,212,740 Class B Warrants to the exercisers of the Class A Warrants. The remaining unexercised Class A Warrants were redeemed at $.05 per warrant. During the fourth quarter of 1992, holders of 300 Class B Warrants exercised their warrants at $3.00 per warrant. In November, 1994 the Company's Board of Directors approved a resolution extending the expiration date of the outstanding Class B Warrants to November 8, 1995. In August 1995, the Board of Directors again extended the expiration date of the outstanding Class B Warrants to September 1, 1996.




                                  12
   In July 1993, the Company completed a $1.2 million private placement by issuing $650,000 in bridge notes, due June 29, 1994 (the "Bridge Notes") and 650,000 Class C Warrants. Certain of the Bridge Notes and Class C Warrants were issued to related parties, including the Company's major shareholder. The Class C Warrants, which are exercisable ratably into one share of Class A Common Stock at an exercise price of $3.00 per share,
expire on June 29, 1998.   In May 1994, $600,000 of the Bridge Notes were
converted into Class A Common Stock as a portion of the consideration for May, 1994 private placement offering described below.

   In September 1993, the Company initiated an offering of up to $2,000,000 of discounted gross offering proceeds of Class A Common Stock to qualified foreign investors under Regulation S of the Securities Act of 1933 (the "Regulation S Offering"). At December 31, 1993, 736,135 shares of such stock had been issued resulting in approximately $602,000 net offering proceeds to the Company. In January 1994, an additional 450,000 shares were issued, resulting in approximately $344,000 net offering proceeds to the Company. As a part of the Regulation S Offering, the Company has issued 206,751 Class D Warrants. The Class D Warrants expire two years from the date of issuance and are exercisable at a price of $1.50 per share of Class A Common Stock for each Class D Warrant exercised.

   Also in connection with Regulation S Offering, the Company reserved for issuance one Class E Warrant for each two shares of Class A Common Stock purchased by the aforementioned qualified foreign investors. The Class E Warrants were issued six months after the Class A Common Stock acquisition dates assuming such shares of Class A Common Stock were still owned by the Regulation S Offering investors. At June 30, 1995, there were 128,609 Class E Warrants outstanding exercisable at $1.50 per share of Class A Common Stock for each Class E Warrant exercised. The Class E Warrants expire in May and June of 1996.

   In May 1994, the Company completed a private placement offering at market price to certain affiliated stockholders and Bridge Note holders with the issuance of 3,468,400 shares of Class A Common Stock, 3,468,400 Class F Warrants, and 3,468,400 Class G Warrants. Net offering proceeds of approximately $2,065,000 were received by the Company, consisting of $2,020,000 conversion of debt and accrued interest and $45,000 in cash. The Class F and Class G Warrants expire five years from the date of issuance and are exercisable at a price of $.61 and $.92 per share, respectively, for each share of Class A Common Stock purchased.

   In 1995, in connection with an extension of a line of credit to the Company by it major shareholder (See Note 7 to the Financial Statements for the year ended December 31, 1994 and Note 6 to the Company's Interim Financial Statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1995, respectively, which are incorporated by reference herein), the Company's Board of Directors authorized the issuance of up to 2,000,000 of Class H Warrants on a one-for-one basis for each dollar advanced under the loan agreement and having an exercise price equal to the per share market value of the Company's Class A Common Stock on the date of such advances. While no Class H Warrants have been issued as of the date of this Prospectus, all authorized Class H Warrants are currently issuable and are expected to be issued in the near future. Upon issue, the Class H Warrants will be exercisable at prices from $.39 to $.49 per share of Class A Common Stock for each Class H Warrant exercised. The Class H Warrants will expire in February 2000.
                                  13
   In addition to the Warrants described above, the Company has various stock option plans which authorize the issuance of up to an aggregate of 3,500,000 shares of Class A Common Stock. At June 30, 1995, the Company had outstanding stock options under such plans which provided for the purchase of up to 1,974,000 shares of Class A Common Stock, of which 862,170 were exercisable at exercise prices ranging from $.66 - $3.00 per share. See Note 3 to the Company's Interim Financial Statements contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which is incorporated by reference herein.

   At June 30, 1995, the Company had Class A Common Stock reserved for issuance as follows:

                                                      Class A
                                                    Common Stock
                                                  equivalent shares

             Class B Warrants                         4,212,440
             Stock Option Plans                       3,500,000
             Class C Warrants                           650,000
             Class D Warrants                           206,751
             Class E Warrants                           128,609
             Class F Warrants                         3,468,400
             Class G Warrants                         3,468,400
             Class H Warrants                         2,000,000

                                                     15,184,600

   To the extent that the above options and warrants are exercised, the holders thereof are given an opportunity to profit from a rise in the market price of the Company's Class A Common Stock with a resultant dilution of the interests of stockholders at that time if the then prevailing market price exceeds such exercise prices. The holders thereof are likely to exercise them when, in all likelihood, the Company could obtain funds from the sale of its securities on terms more favorable than those provided by the options and warrants. Accordingly, the Company may find it more difficult to raise additional capital while the options and warrants are outstanding.

Potential Issuance of Preferred Stock

   The Company is authorized to issue up to 5,000,000 shares of Preferred Stock, $1.00 par value, none of which have been issued. The Board of Directors of the Company is empowered to fix the terms of the Preferred Stock without stockholder approval, which terms may adversely affect the rights of holders of the Class A Common Stock. The Company has no current plans to issue any shares of its Preferred Stock.

Public Market for Securities

   Although the Company has listed the Class A Common Stock on NASDAQ, the Company has yet to make a profit and there can be no assurance that a regular trading market will be sustained for any or all of these securities in the future. In the absence of a public trading market, an investor may be unable to liquidate his investment should he desire to do so.



                                  14
Dividend Policy

   The Company has not paid any cash dividends in the past and expects to retain any future earnings for expansion of its business rather than to pay cash dividends in the foreseeable future.

Non-Registration in Certain Jurisdictions

   Although the Securities have been registered for sale with the Securities and Exchange Commission under the Securities Act, action has only been taken in a very limited number of state jurisdictions to register or qualify the Shares for sale to prospective purchasers. Accordingly, in the absence of any specific registration or qualification, any purchasers of the Shares from the Selling Shareholders will be required to rely upon applicable exemptions from registration in such state jurisdictions. Purchasers should inquire of the Selling Shareholders to determine what action, if any, has been taken to qualify the Shares for sale in a particular state jurisdiction and should consult their own legal counsel prior to effecting sales of Shares in any jurisdiction.

Limited Liability of Officers and Directors

   The Delaware Supreme Court has held that a director's duty of care to a corporation and its stockholders requires the exercise of an informed business judgment. Having become informed of all material information reasonably available to them, directors must act with requisite care in the discharge of their duties. The Delaware General Corporation law permits a corporation through its Certificate of Incorporation to exonerate its directors from personal liability to the corporation or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, improper declarations of dividends and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors, acting in such capacity, from monetary liability to the extent permitted by this statutory provision. The limitation of liability provision does not eliminate a stockholder's right to seek nonmonetary, equitable remedies such as injunction or rescission to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations and there may be instances in which no effective remedy is available.

                                 THE COMPANY

   The Company is comprised of two separate, yet interrelated manufacturing facilities; the Composites Manufacturing Unit, which manufactures and markets moisture resistant composite building materials made from waste plastics and by-product wood fibers, and the Plastics Reclamation Unit, which primarily processes waste plastics, forming various materials that are used in the composite manufacturing process. The Company, which was founded in December 1988, has completed research and development which has resulted in the receipt of eleven U.S. patents. (See "Risk Factors - Legal Proceedings" for a description of pending litigation relating to the invalidation of certain of the Company's patents.)

                                  15
   The Company's Manufacturing Unit, located in Junction, Texas markets its moisture-resistant composite building materials under the trade names MOISTURESHIELD TM, LIFECYCLE TM and CHOICE DEK TM. Because of their plastic content, the composites can be engineered for moisture resistance, do not require preservative or chemical treatments like traditional wood, can be designed and extruded to customer specifications to minimize waste, and are less subject to rotting, cracking, warping, insect infestation and water absorption than conventional wood materials. Because of the wood fiber content, composites are less subject to thermal contraction or expansion and display greater dimensional stability than conventional plastic materials. The composites are denser than the straight-grained, clear grades of wood from western United States forests traditionally used in the building applications for which AERT's products compete. The composites manufacturing process involves proprietary technologies and specialized manufacturing equipment, custom-built or modified for the Company's purposes. It utilizes recycled plastics and wood-filler materials and, in certain cases, special additives or virgin plastics in varying mixtures which can be formulated based on the customer's desired end-product characteristics. A key advantage of the Company's process is the ability to utilize plentiful, low-cost raw material components, encapsulate the wood fibers in the plastic and create a consistent material, free of foreign matter, which can be extruded into a desired shape while the end product maintains many properties similar to traditional wood materials.

   In May 1995, the Company entered into an exclusive marketing and distribution agreement with a division of Weyerhaeuser ("Weyerhaeuser") for sales of its LIFECYCLE TM line of extruded decking components, which are primarily targeted towards the high-end residential housing market. Weyerhaeuser will market the product under the Company's trade-name, ChoiceDek TM, initially in a limited number of its 80 distribution and reload centers throughout the United States. As a result of the Weyerhaeuser agreement, the Company's sales efforts are now primarily focused towards the following three market areas which are supplied by the Company's composites manufacturing facility: (1) components for the national door and window market, (2) the heavy industrial flooring market as floor blocks for industrial applications, and (3) as decking components for commercial and residential applications through Weyerhaeuser.

   The Plastics Reclamation Unit in Rogers, Arkansas was established to develop plastic recycling technology to enable it to serve as a dependable, cost-effective source of plastic raw material for the composites manufacturing unit. The Company will continue to primarily utilize production capacity from this facility as a source of supply for the composites facility. However, as opportunities arise, the Plastics Reclamation Unit will also use production capacity not required for processing raw materials for the composite facility to produce other types of materials for sale to manufacturers of grocery bags and other plastic goods desiring recycling content in their products. The Company began activities at its Rogers, Arkansas plastics reclamation facility in 1990. Since that time, the Company has further developed its patented and proprietary waste plastics reclamation technologies which allow it to recover waste plastics from the by-product of paper recycling mills, as well as certain waste plastic from post-consumer or industrial plastic films. Secondary fiber recovery mills recycle paper and polyethylene-coated paperboard to recover the paper fiber through a



                                  16

process known as hydropulping. The by-product of the hydropulping process is a water-saturated mixture of polyethylene and unrecovered paper fiber, which most such mills currently dispose of without further processing. Using certain plastics recycling technologies, the Company has been able to economically recover polyethylene suitable for use in its composite manufacturing process.

                              USE OF PROCEEDS

The Company will not    directly     receive any proceeds from the Shares
being offered by the Selling Shareholders, nor will any such proceeds be
available for use by it or for its benefit.     However, to the extent
that Shares underlying Warrants are exercised prior to sale by Selling Shareholders, the Company will receive the proceeds from such exercise. See "Risk Factors-Warrants and Options; Dilution" and "Selling Shareholders" for a description of the Warrants, including the exercise price thereof. Any such proceeds received by the Company upon exercise of a Warrant will be used for general corporate and working capital purposes.








































                                  17
                           SELLING SHAREHOLDERS

   The following table sets forth, as of June 30, 1995, certain information with regard to the beneficial ownership of the Company's Class A Common Stock, as well as the number of Shares being offered hereby. Certain of the Shares listed below are owned beneficially and of record by the Selling Shareholder while other Shares underlie presently exercisable Warrants. For a Description of the Warrants, see "Risk Factors - Outstanding Warrants and Options; Dilution."


   Name and Address of           Number of Shares               Number of
Selling Shareholder              Beneficially Owned             Shares to
                                                               be Offered

Fritz C. Friday           (A)          626,188                   626,188
111 S. Dakota Avenue
New Richmond, WI  54017

Delbert and Pat Allen     (B)          806,404                   626,404
Route 1, Box 178
Siloam Springs, AR  72761

Bargo Engineering         (C)          466,488                   466,488
1775 Armstrong Avenue
Fayetteville, AR  72701

Clayton Murr              (D)           75,000                    50,000
P. O. Box 425
Junction, TX  76849

Kendall Ross              (E)           23,272                    23,272
901 Agarita
Junction, TX  76849

Rolf Leeman               (F)          225,000                   225,000
Lavaterstrasse 61
Zurich, Switzerland

Georgy Shugurin           (G)           10,827                    10,827
Slovanskaya Plaza #2
Moscow, Russia

Finmanagement, S.A.       (H)          150,000                   150,000
Lavaterstrasse 61
Zurich, Switzerland

Berkshire International   (I)          206,751                   206,751
Finance
1 Evertrust Plaza
Jersey City, NJ  07302

Jim G. & Marjorie S.      (J)        9,508,120                   925,000
Brooks
1717 North Llano
Junction, TX  76849



                                  18

   The Shares, which on a fully-diluted basis would in the aggregate account for approximately 14.9% of the shares of the Class A Common Stock outstanding as of August 21, 1995, are being offered for the accounts of the Selling Shareholders. Because the Selling Shareholders may offer all or some part of the Securities which they hold pursuant to the continuous offering contemplated by the Prospectus, and because their offering is not being underwritten, no estimate can be given as to the amount of Shares that will be held by such Selling Shareholders following the termination of this offering.

   (A) The Shares to be offered by Mr. Friday include (i) 175,396 Shares acquired at a market price based upon the average of the closing bid and ask prices as reported by NASDAQ, (ii) 175,396 Shares issuable upon exercise of Class F Warrants and (iii) 175,396 Shares issuable upon exercise of Class G Warrants, all of which were acquired pursuant a
private placement transaction in May 1994.   Additionally, the Shares to
be offered include 100,000 Shares issuable upon exercise of Class C Warrants acquired in connection with the purchase by Mr. Friday of $100,000 of Bridge Notes in 1993.

   (B) The Shares to be offered by the Allens include (i) 175,468 Shares acquired at a market price based upon the average of the closing bid and ask prices as reported by NASDAQ, (ii) 175,468 Shares issuable upon exercise of Class F Warrants and (iii) 175,468 Shares issuable upon exercise of Class G Warrants, all of which were acquired pursuant a
private placement transaction in May 1994.   Additionally, the Shares to
be offered include 100,000 Shares issuable upon exercise of Class C Warrants acquired in connection with the purchase by the Allens of $100,000 of Bridge Notes in 1993.

   (C) The Shares to be offered by Bargo Engineering include (i) 130,496 Shares acquired at a market price based upon the average of the closing bid and ask prices as reported by NASDAQ, (ii) 130,496 Shares issuable upon exercise of Class F Warrants and (iii) 130,496 Shares issuable upon exercise of Class G Warrants, all of which were acquired pursuant a
private placement transaction in May 1994.   Additionally, the Shares to
be offered include 75,000 Shares issuable upon exercise of Class C Warrants acquired in connection with the purchase by the Bargo of $75,000 of Bridge Notes in 1993.

   (D) The Shares to be offered by Mr. Murr are issuable upon exercise of Class C Warrants acquired in connection with a $50,000 Bridge Note purchased in 1993.

   (E) The Shares to be offered by Mr. Ross were purchased directly for cash at market value pursuant to a private placement agreement in December, 1994. Mr. Ross is a non-officer employee of the Company.

   (F) The Shares to be offered by Mr. Leeman include 150,000 Shares acquired in November, 1993 via the Regulation S Offering (as defined under "Risk Factors - Warrants and Options; Dilution") and 75,000 shares to be issued upon exercise of Class E Warrants acquired in connection with the such offering.

   (G) The Shares to be offered by Mr. Shugurin include 7,218, Shares acquired in November, 1993 via the Regulation S Offering and 3,609 Shares to be issued upon exercise of Class E Warrants acquired in connection with such offering.

                                  19
   (H) The Shares to be offered by Finmanagement, S.A. include 100,000 Shares acquired in December, 1993 via the Regulation S Offering and 50,000 Shares to be issued upon exercise of Class E Warrants acquired in connection with the such offering.

   (I) The Shares to be offered are issuable upon exercise of Class D Warrants acquired in November, 1993 and January, 1994 in accordance with the terms of the Private Placement Distribution Agreement related to the Regulation S Offering.

   (J) Jim G. Brooks is Chief Executive Office and Chairman of the Board of Directors of the Company. Marjorie S. Brooks is a Director of the
Company and served as Secretary and Treasurer until June, 1994.   The
Shares to be offered by Mr. and Mrs. Brooks include (i) 600,000 Shares acquired at a market price based upon the average of the closing bid and ask prices as reported by NASDAQ which were acquired pursuant to a private placement transaction in May 1994 and (ii) 325,000 Shares issuable upon exercise of Class C Warrants acquired in connection with the purchase by Mr. and Mrs. Brooks of 325,000 of Bridge Notes in 1993.

                           PLAN OF DISTRIBUTION

The Company's Common Stock is currently traded on the NASDAQ SmallCap Market System. The distribution of the Shares may be effected from time to time by the Selling Shareholders in one or more open market transactions on the NASDAQ SmallCap Market System, in privately negotiated transactions or in a combination of such methods of sale. The public offering price for any Shares that are sold will be determined by the price as reported on NASDAQ, or at such price as shall be determined through private negotiations between the buyer and the Selling Shareholders or their respective agents.

                              LEGAL MATTERS

The validity of the Shares offered hereby is being passed upon for the Company by Rose Law Firm, a Professional Association, Little Rock, Arkansas.

                                EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which includes an explanatory paragraph describing the going concern and litigation uncertainties discussed in Notes 2 and 18 to
the financial statements    to the Annual Report on Form 10-K for the year
ended December 31, 1994.

Future financial statements of the Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.




                                  20
                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The following table sets forth the estimated expenses payable by the Company in connection with the offering described in this Registration Statement. No such expenses will be borne by the Selling
Shareholders.

   Securities and Exchange Commission
   Registration Fee                                 $ 1,266.90
Legal Fees                                           17,500.00
Accountant's Fees                                     7,500.00
Miscellaneous Expenses                                5,000.00
TOTAL                                               $31,266.90



Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees or agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the Registrant, to which such director, officer or employee or his legal representative may be a party, provided such director, officer or employee shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the Registrant, or (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the Registrant against a director, officer, employee or agent, the Registrant has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner not opposed to the best interest of the Registrant, and (b) if found liable to the Registrant, only if ordered by a court of law.
Section 145 provides that such section is not exclusive of any other indemnification rights granted by the Registrant to directors, officers, employees or agents.

The Certificate of Incorporation of the Registrant provides for mandatory indemnification of directors, officers and employees to the fullest extent permitted by section 145, unless the Registrant proves that the person seeking indemnification did not meet the standard set forth above. The Certificate permits the Registrant to indemnify agents to the extent authorized from time to time by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition, provided that the indemnitee undertakes to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified for such expenses.

The Certificate of Incorporation of the Registrant also contains a provision eliminating the liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a

                                  II-1
director, other than liability for (a) breach of the director's duty of loyalty to the Corporation or its stockholders, (b) acts or omissions not
in good faith or which involve    intentional     misconduct or a knowing
violation of law, (c) unlawful payment of a dividend or unlawful stock purchase or redemption, or (d) any transaction from which the director derived an improper personal benefit.

Inasmuch as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

     Exhibit
     Number     Description of Exhibits

      4.1      Certificate of Incorporation of Registrant, including
               Certificates of Amendment (incorporated by reference from
               Exhibit to Registration Statement on Form S-1,
               No. 33-29595, filed with the Commission on June 28, 1989
               and Exhibit to Amendment No. 1 to Registration Statement
               on Form S-1, No. 33-29595, filed with the Commission on
               August 24, 1989)
      4.2      Bylaws of Registrant (incorporated by reference from
               Exhibit to Registration Statement on Form S-1,
               No. 33-29595, filed with the Commission on June 28, 1989)
      4.3      Form of Class A Common Certificate (incorporated by
               reference from Exhibit to Amendment No. 2 to Registration
               Statement on Form S-1, No. 33-29595, filed with the
               Commission on November 8, 1989)
        5*     Opinion and Consent of Rose Law Firm, a Professional
               Association
      10A*     Private Placement Agreement
     23.1      Consent of Arthur Andersen LLP
     23.2*     Consent of Rose Law Firm, a Professional Association
               (included in Exhibit 5)

      *Previously filed

Item 17. Undertakings.

The undersigned registrant hereby undertakes:




                                  II-2
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any Prospectus required by Section 10 (a) (3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

(b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is,
therefore, unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  II-3
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
















































                                  II-4
                                 SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and had duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Washington, State of Arkansas, on the 23rd day of August, 1995.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
(Registrant)


By:  /s/ Jim G. Brooks
       Jim G. Brooks
Its:  Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                 Title                         Date


/s/ Jim G. Brooks        Chairman of the Board,         August 23, 1995
Jim G. Brooks            Chief Executive Officer



/s/ Joe G. Brooks        President and Director         August 23, 1995
Joe G. Brooks



/s/ Majorie S. Brooks    Director                       August 23, 1995
Marjorie S. Brooks



______________________   Director
Jerry B. Burkett



______________________   Director
Sal Miwa



/s/ David C. Chapman     Secretary, Treasurer and        August 23, 1995
David C. Chapman         Chief Financial Officer
                         and Principal Accounting
                         Officer





                                 II-5

                                 EXHIBIT INDEX

EXHIBIT NO.

   4.1             Certificate of Incorporation of Registrant,
                   including Certificates of Amendment
                   (incorporated by reference from Exhibit to
                   Registration Statement on Form S-1, No. 33-29595,
                   filed with the Commission on June 28, 1989 and
                   Exhibit to Amendment No. 1 to Registration
                   Statement on Form S-1, No. 33-29595, filed with
                   the Commission on August 24, 1989)
   4.2             Bylaws of Registrant (incorporated by reference
                   from Exhibit to Registration Statement on Form
                   S-1, No. 33-29595, filed with the Commission on
                   June 28, 1989)
   4.3             Form of Class A Common Certificate (incorporated
                   by reference from Exhibit to Amendment No. 2 to
                   Registration Statement on Form S-1, No. 33-29595,
                   filed with the Commission on November 8, 1989)
     5*            Opinion and Consent of Rose Law Firm, a Professional
                   Association
   10A*            Private Placement Agreement
  23.1             Consent of Arthur Andersen LLP
  23.2*            Consent of Rose Law Firm, a Professional Association
                   (included in Exhibit 5)

   *Previously filed






























                                  II-6